FOR IMMEDIATE RELEASE	Monday, August 5, 2019

Gannett Reports Second Quarter 2019 Results
Digital Revenues Reach 37% of Total Revenues
Digital Advertising and Marketing Services Revenues Reach 50% of Total Advertising
and Marketing Services Revenues
Company Separately Announces Appointment of Paul Bascobert as President and Chief Executive Officer
Company Separately Announces a Definitive Agreement with New Media

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported second quarter 2019 financial results for the period ended June 30, 2019.

"We are pleased with our results for the second quarter, delivering Adjusted EBITDA in-line with our expectations and achieving a key milestone with 50% of our advertising and marketing services revenue from digital sources," said Barbara Wall, senior vice president, interim chief operating officer and chief legal officer. "Print advertising and circulation trends were stable in the quarter and we delivered sequential improvements in our client counts and retention within our digital marketing services business. We believe we are well positioned to drive future growth within digital advertising and marketing services."

"We reported another quarter of strong cost management as our same store operating expenses declined 9% year-over-year," said Ali Engel, senior vice president and chief financial officer. "We continue to focus on initiatives that will drive efficiencies and improve productivity to enable strategic investment in our digital transformation, while also maintaining margins."

Second Quarter 2019 Consolidated Results

•	Operating revenues were $660.3 million, compared to $730.8 million in the second quarter of 2018.

•	Unfavorable changes in foreign currency exchange rates negatively impacted revenues by $4.5 million.

•	Same store operating revenues declined 9.8% year-over-year.

•	Total digital revenues reached $246.6 million, or approximately 37% of total revenue.

•	Total digital advertising and marketing services revenues were $184.1 million, or 50% of total advertising and marketing services revenues.

•	GAAP net income was $26.7 million, including $6.5 million of after-tax restructuring, asset impairment charges, and other costs, offset by $32.8 million of gains on property sales.

•	Adjusted EBITDA(1) decreased 11% year-over-year to $76.2 million, representing a margin of 11.5% compared to 11.7% in the second quarter of 2018.

Second Quarter 2019 Publishing Segment

•	Publishing segment operating revenues were $576.2 million compared to $644.6 million in the second quarter of 2018. On a same store basis, segment revenues declined 9.9%.

•	Same store print advertising revenues declined 18.5% year-over-year, an improvement from the first quarter decline of 19.3%.

•	Digital advertising and marketing services revenues of $101.6 million declined 4.5% year-over-year, on a same store basis, better than the 5.2% decline in the first quarter.

◦	Digital marketing services revenues of $20.2 million increased 0.9%, on a same store basis, driven by strong gains at Newsquest and higher average revenue per client in our US local markets.

◦	Digital media advertising revenues of $65.7 million declined 2.5%, on a same store basis, due to weakness in local display which offset continued strong growth in national.

◦	Digital classified advertising revenues of $15.7 million declined 17.5%, on a same store basis, reflecting expected weakness across all categories.

•	Same store circulation revenues declined 5.9% from the prior year quarter, unchanged from the first quarter trend.

•	Digital-only subscriber volumes grew 34% year-over-year and now total approximately 561,000.

•	Publishing segment Adjusted EBITDA was $90.7 million compared to $94.4 million in the prior year quarter.

Second Quarter 2019 ReachLocal Segment

•
ReachLocal segment revenues were $98.6 million, a decline of 2% year-over-year, reflecting the divestiture of certain international operations and weakness in North America, partially offset by the addition of WordStream. On a same store basis, ReachLocal segment revenues declined 6.9%.

•
Adjusted EBITDA was $12.2 million, up 19% year-over-year, representing a margin of 12.4% compared to 10.2% in the second quarter of 2018. The increase in profitability reflects the addition of WordStream.

Second Quarter 2019 Cash Flow

•	Net cash flow used by operating activities was approximately $1.9 million compared to $15.4 million provided by operating activities in the prior year quarter.

•	Capital expenditures were $13.3 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.3 million; there were no share repurchases.

•	As of the end of the second quarter, the company had a cash balance of $68.6 million, $135.0 million drawn on its revolver, and $171.8 million in convertible notes(2), or net debt of $238.2 million.

Outlook

For 2019, the company's outlook remains unchanged:

•	Consolidated revenues of $2.74-2.81 billion.

•	Consolidated Adjusted EBITDA outlook of $285-295 million, including roughly $8 million of one-time costs associated with the CEO transition.

•	Capital expenditures of $50-60 million, excluding real estate projects.

•	Depreciation and amortization of $150-160 million, excluding accelerated depreciation related to facility consolidations.

•	The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be between $20-25 million as compared to a credit of $5 million in 2018.

•	A non-GAAP effective tax rate of 28-30%.(1)

[1]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

[2]
The total aggregate principal related to our offering of convertible notes was $201.3 million. At issuance, this principal value was bifurcated into liability and equity components totaling $171.8 million and $30.2 million, respectively. The carrying value of the liability component as of

June 30, 2019 is $171.8 million.

* * * *
CEO Appointment

In a separate release issued today, Gannett also announced that Paul Bascobert has been appointed President and Chief Executive Officer and a member of the Gannett Board of Directors, effective immediately. Mr. Bascobert will become Chief Executive Officer of the combined operating company to be formed in connection with the transaction with New Media Investment Group Inc. (“New Media”) (NYSE: NEWM) announced separately today.

New Media Transaction and Conference Call Information

In a separate release issued today, Gannett and New Media announced a definitive agreement pursuant to which New Media will acquire Gannett for a combination of cash and stock. As a result of this announcement, Gannett has cancelled the second quarter 2019 earnings conference call scheduled for 10:00 a.m. EST tomorrow, August 6, 2019. Gannett and New Media will conduct a joint conference call and webcast today, August 5, 2019, at 4:15 p.m. EST. The webcast of the conference call will be accessible through each company’s website, or listen-only conference lines. U.S. callers should dial 1-855-319-1124 and international callers should dial 1-703-563-6359 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3747329.

The webcast replay of the conference call will also be available approximately two hours following the completion of the call on the Investor Relation section of each company's website.

* * * *

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	Our ability to achieve our strategic transformation;

•	Potential disruption due to the reorganization of our sales force;

•	An accelerated decline in general print readership and/or advertiser patterns as a result of changing consumer preferences, competitive alternative media, or other factors;

•	An inability to adapt to technological changes or grow our digital businesses;

•
Risks associated with the operation of an increasingly digital business, such as rapid technological changes, challenges associated with new delivery platforms, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	Competitive pressures in the markets in which we operate;

•	Macroeconomic trends and conditions;

•	Increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•
Risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	Our ability to protect our intellectual property or defend successfully against infringement claims;

•	Our ability to attract and retain talent;

•	Labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	Potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•
Risks and uncertainties related to strategic acquisitions, investments, or divestitures, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
Risks and uncertainties relating to the proposed transaction between us and New Media Investment Group Inc., including the parties' ability to consummate the proposed transaction in the time period expected or at all, and risks relating to the parties' ability to achieve the anticipated benefits of the proposed transaction;

•	Risks of financial loss and reputational harm related to reduction or closure of operations in light of ongoing challenges affecting the publishing industry;

•	Variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•	Risks associated with our underfunded pension plans and the plans of our affiliates and investees;

•
Adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
Volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	Risks to our liquidity related to the redemption, conversion and similar features of our convertible notes;

•	Political, economic, and market uncertainty resulting from the pending withdrawal of the U.K. from the European Union; and

•	Other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2018. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	VP, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME (LOSS) Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating revenues:
Advertising and marketing services	$368,328	$420,163	$733,563	$830,475
Circulation	247,092	263,806	499,819	530,392
Other	44,917	46,799	90,380	92,852
Total operating revenues	660,337	730,768	1,323,762	1,453,719

Operating expenses:
Cost of sales	403,089	452,053	814,253	909,037
Selling, general and administrative expenses	195,068	199,143	395,170	412,142
Depreciation and amortization	35,466	38,378	72,511	78,630
Gain on sale of property	(32,768)	—	(33,650)	—
Restructuring costs	6,771	12,611	27,730	21,910
Asset impairment charges	274	10,483	803	14,239
Total operating expenses	607,900	712,668	1,276,817	1,435,958
Operating income	52,437	18,100	46,945	17,761

Non-operating income (expense):
Interest expense	(6,879)	(5,935)	(13,844)	(10,413)
Other non-operating items, net	(6,104)	4,042	(9,134)	8,353
Non-operating expense	(12,983)	(1,893)	(22,978)	(2,060)

Income before income taxes	39,454	16,207	23,967	15,701
Provision (benefit) for income taxes	12,729	(99)	9,147	(228)
Net income	$26,725	$16,306	$14,820	$15,929

Earnings per share - basic	$0.23	$0.14	$0.13	$0.14
Earnings per share - diluted	$0.23	$0.14	$0.13	$0.14

Weighted average number of common shares outstanding:
Basic	114,521	112,946	114,485	112,852
Diluted	116,692	116,219	117,375	116,035

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating revenues:
Publishing	$576,173	$644,551	$1,155,340	$1,283,211
ReachLocal	98,566	100,435	195,747	196,923
Corporate and Other	1,690	1,809	3,293	3,785
Intersegment eliminations	(16,092)	(16,027)	(30,618)	(30,200)
Total	$660,337	$730,768	$1,323,762	$1,453,719

Adjusted EBITDA:
Publishing	$90,664	$94,358	$172,047	$172,116
ReachLocal	12,200	10,271	19,831	16,480
Corporate and Other	(26,642)	(19,030)	(52,330)	(47,929)
Total	$76,222	$85,599	$139,548	$140,667

Depreciation and amortization:
Publishing	$17,758	$24,157	$37,497	$50,446
ReachLocal	13,152	8,896	26,084	17,409
Corporate and Other	4,556	5,325	8,930	10,775
Total	$35,466	$38,378	$72,511	$78,630

Capital expenditures:
Publishing	$5,066	$6,321	$8,540	$10,430
ReachLocal	4,804	4,234	9,849	7,742
Corporate and Other	3,465	3,419	7,529	9,350
Total	$13,335	$13,974	$25,918	$27,522

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	June 30, 2019	June 30, 2018	% Change

Reported total revenue	$660,337	$730,768	(9.6%)
Acquired revenues	(17,281)	—	***
Currency impact	4,461	—	***
Exited operations	(307)	(13,401)	(97.7%)
Same store revenue	$647,210	$717,367	(9.8%)

Reported advertising and marketing services revenue	$368,328	$420,163	(12.3%)
Acquired revenues	(17,281)	—	***
Currency impact	2,960	—	***
Exited operations	(304)	(13,395)	(97.7%)
Same store advertising and marketing services revenue	$353,703	$406,768	(13.0%)

Reported circulation revenue	$247,092	$263,806	(6.3%)
Currency impact	1,144	—	***
Same store circulation revenue	$248,236	$263,806	(5.9%)

*** Indicates an absolute value percentage change greater than 100.

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	June 30, 2019	June 30, 2018	% Change

Publishing revenue detail
Print advertising:
Local	$84,185	$103,354	(18.5%)
Classified	60,750	74,905	(18.9%)
National	39,317	49,636	(20.8%)
Total print advertising	184,252	227,895	(19.2%)
Digital advertising and marketing services:
Digital media	65,729	68,513	(4.1%)
Digital classified	15,709	19,300	(18.6%)
Digital marketing services	20,164	20,047	0.6%
Total digital advertising and marketing services	101,602	107,860	(5.8%)
Total advertising and marketing services	285,854	335,755	(14.9%)

Circulation	247,092	263,806	(6.3%)

Other	43,227	44,990	(3.9%)

Total Publishing revenue	$576,173	$644,551	(10.6%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) asset impairment charges, (7) other items (including acquisition-related expenses, certain business transformation costs, litigation expenses, and gains or losses on certain investments), and (8) depreciation and amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) non-operating (gains) losses, and (4) other items (including acquisition-related expenses, certain business transformation expenses, litigation expenses, and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended June 30, 2019
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$26,725
Provision for income taxes				12,729
Interest expense				6,879
Other non-operating items, net				6,104
Operating income (loss) (GAAP basis)	$99,253	$(1,950)	$(44,866)	$52,437
Depreciation and amortization	17,758	13,152	4,556	35,466
Gain on sale of property	(32,768)	—	—	(32,768)
Restructuring costs	5,990	100	681	6,771
Asset impairment charges	274	—	—	274
Other items (a)	157	898	12,987	14,042
Adjusted EBITDA (non-GAAP basis)	$90,664	$12,200	$(26,642)	$76,222
(a) Includes costs incurred as a direct result of the proxy contest of $12.1 million for the three months ended June 30, 2019.

	Three months ended June 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$16,306
Benefit for income taxes				(99)
Interest expense				5,935
Other non-operating items, net				(4,042)
Operating income (loss) (GAAP basis)	$48,998	$(1,696)	$(29,202)	$18,100
Depreciation and amortization	24,157	8,896	5,325	38,378
Restructuring costs	9,447	2,966	198	12,611
Asset impairment charges	10,483	—	—	10,483
Other items	1,273	105	4,649	6,027
Adjusted EBITDA (non-GAAP basis)	$94,358	$10,271	$(19,030)	$85,599

NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands

Table No. 5 (continued)

	Six months ended June 30, 2019
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$14,820
Provision for income taxes				9,147
Interest expense				13,844
Other non-operating items, net				9,134
Operating income (loss) (GAAP basis)	$141,413	$(10,173)	$(84,295)	$46,945
Depreciation and amortization	37,497	26,084	8,930	72,511
Gain on sale of property	(33,650)	—	—	(33,650)
Restructuring costs	24,079	240	3,411	27,730
Asset impairment charges	804	(1)	—	803
Other items (a)	1,904	3,681	19,624	25,209
Adjusted EBITDA (non-GAAP basis)	$172,047	$19,831	$(52,330)	$139,548
(a) Includes costs incurred as a direct result of the proxy contest of $17.8 million for the six months ended June 30, 2019.

	Six months ended June 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$15,929
Benefit for income taxes				(228)
Interest expense				10,413
Other non-operating items, net				(8,353)
Operating income (loss) (GAAP basis)	$88,163	$(4,622)	$(65,780)	$17,761
Depreciation and amortization	50,446	17,409	10,775	78,630
Restructuring costs	17,724	3,505	681	21,910
Asset impairment charges	14,239	—	—	14,239
Other items	1,544	188	6,395	8,127
Adjusted EBITDA (non-GAAP basis)	$172,116	$16,480	$(47,929)	$140,667

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended		Six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Gain on sale of property	$(32,768)	$—	$(33,650)	$—
Restructuring costs (including accelerated depreciation)	7,324	16,833	29,984	31,293
Asset impairment charges	274	10,483	803	14,239
Loss (gain) from other non-operating activities	4,810	(2,862)	4,308	(2,728)
Other items (a)	14,077	4,294	24,596	5,932
Pretax impact	(6,283)	28,748	26,041	48,736
Income tax impact of above items	1,714	(7,173)	(6,484)	(12,100)
Tax benefit	—	(2,094)	—	(2,094)
Other tax-related items	$1,879	$—	$1,879	$—
Impact of items affecting comparability on net income (loss)	$(2,690)	$19,481	$21,436	$34,542

Net income (GAAP basis)	$26,725	$16,306	$14,820	$15,929
Impact of items affecting comparability on net income (loss)	(2,690)	19,481	21,436	34,542
Adjusted net income (non-GAAP basis)	$24,035	$35,787	$36,256	$50,471

Earnings per share - diluted (GAAP basis)	$0.23	$0.14	$0.13	$0.14
Impact of items affecting comparability on net income (loss)	$(0.02)	$0.17	$0.18	$0.29
Adjusted earnings per share - diluted (non-GAAP basis)	$0.21	$0.31	$0.31	$0.43

Diluted weighted average number of common shares outstanding (GAAP basis)	116,692	116,219	117,375	116,035
Diluted weighted average number of common shares outstanding (non-GAAP basis)	116,692	116,219	117,375	116,035
(a) Includes costs incurred as a direct result of the proxy contest of $12.1 million and $17.8 million for the three and six months ended June 30, 2019, respectively.

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

	Three months ended June 30, 2019	Six months ended June 30, 2019

Net cash flow from operating activities (GAAP basis)	$(1,893)	$35,646
Capital expenditures	(13,335)	(25,918)
Free cash flow (non-GAAP basis)	$(15,228)	$9,728